As filed with the Securities and Exchange Commission on June 30, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Hertz Global Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	61-1770902 (IRS Employer Identification No.)

8501 Williams Road Estero, Florida 33928 (Address of principal executive offices, including zip code)

Hertz Global Holdings, Inc. 2021 Omnibus Incentive Plan

(Full title of the plan)

Piero Bussani

Executive Vice President and Chief Legal Officer

8501 Williams Road

Estero, Florida 33928

(Name and address of agent for service) (Zip Code)

(239) 301-7000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Hertz Global Holdings, Inc. (the “Registrant”) hereby files this Registration Statement on Form S-8 (the “Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”) an additional 32,411,649 shares of common stock, $0.01 par value per share, of the Registrant (the “Common Stock”), under the Hertz Global Holdings, Inc. 2021 Omnibus Incentive Plan (the “Plan”). A previously-filed Registration Statement on Form S-8 relating to the Plan is effective. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of such previously-filed Registration Statement on Form S-8 (Registration No. 333-260913), filed by the Registrant on November 9, 2021, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025 (Commission File No. 001-37665), filed February 26, 2026;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 (Commission File No. 001-37665), filed May 8, 2026;

(c)	The Registrant’s Current Reports on Form 8-K (Commission File No. 001-37665), filed April 30, 2026, May 29, 2026, June 2, 2026, June 24, 2026 (Item 8.01 only), June 25, 2026 (Item 8.01 only) and June 29, 2026; and

(d)	The description of the Common Stock contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 (Commission File No. 001-37665), filed February 23, 2022, and as amended by any subsequent amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “DGCL”), provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Section 145(b) of the DGCL provides that a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL.

Article VIII of the Registrant’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under Delaware law. Article VIII of the Certificate of Incorporation and Article VIII of the Registrant’s Third Amended and Restated Bylaws (the “Bylaws”) provide for indemnification of the officers and directors of the Registrant to the fullest extent permitted by the DGCL.

The foregoing is only a general summary of certain aspects of Delaware law and the Registrant’s organizational documents dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the applicable provisions of the DGCL, the Certificate of Incorporation and the Bylaws.

The Registrant has obtained directors’ and officers’ liability insurance, which insures against liabilities that its directors or officers may incur in such capacities.

The Registrant is also a party to customary indemnification agreements with each of its directors and certain of its officers. The indemnification agreements provide, among other things, for indemnification to the fullest extent permitted by law against any and all expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement of claims (including interest, taxes, assessments and other related charges). The indemnification agreements provide for the advancement of payment of certain expenses to the indemnitee and for reimbursement to the Registrant if it is found that such indemnitee is not entitled to such indemnification (whether under the indemnification agreements, applicable law, the Registrant’s Certificate of Incorporation or Bylaws, or otherwise).

Item 8. Exhibits.

Exhibit Number	Description

4.1	Second Amended and Restated Certificate of Incorporation of the Registrant, dated June 30, 2021 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Commission File No. 001-37665) filed with the Commission on July 7, 2021)

4.2	Third Amended and Restated Bylaws of the Registrant, dated December 11, 2024 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Commission File No. 001-37665) filed with the Commission on December 13, 2024)

4.3	Description of Capital Stock of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 (Commission File No. 001-37665), filed February 23, 2022)

4.4	Hertz Global Holdings, Inc. 2021 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (Commission File No. 001-37665) filed with the Commission on November 2, 2021)

5.1	Opinion of Davis Polk & Wardwell LLP (filed herewith)

23.1	Consent of Independent Registered Public Accounting Firm (Ernst & Young LLP) (filed herewith)

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1) (filed herewith)

24.1	Powers of Attorney (included on signature page of this Registration Statement)

107	Calculation of Filing Fee Tables (filed herewith)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Estero, State of Florida, on this 30th day of June, 2026.

HERTZ GLOBAL HOLDINGS, INC.

By:	/s/ Piero Bussani
	Name:	Piero Bussani
	Title:	Executive Vice President and Chief Legal Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints Wayne (“Gil”) West, Scott Haralson, and Piero Bussani, or any of them, each acting alone, as the true and lawful attorney-in-fact or agent, or attorneys-in-fact or agents, for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file any and all amendments, including post-effective amendments, supplements and exhibits to the Registration Statement and any and all applications or other documents to be filed with the Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Registration Statement, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary, appropriate or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: June 30, 2026	/s/ Gil West
Wayne (“Gil”) West
Director and Chief Executive Officer (principal executive officer)

Date: June 30, 2026	/s/ Scott M. Haralson
Scott M. Haralson
Executive Vice President and Chief Financial Officer (principal financial officer)

Date: June 30, 2026	/s/ Mark Kosman
Mark Kosman
Senior Vice President and Chief Accounting Officer (principal accounting officer)

Date: June 30, 2026	/s/ Colin Farmer
Colin Farmer
Director

Date: June 30, 2026	/s/ Thomas Wagner
Thomas Wagner
Director

Date: June 30, 2026	/s/ Francis S. Blake
Francis S. Blake
Director

Date: June 30, 2026	/s/ Lucy Clark Dougherty
Lucy Clark Dougherty
Director

Date: June 30, 2026	/s/ Vincent J. Intrieri
Vincent J. Intrieri
Director

Date: June 30, 2026	/s/ Michael Gregory O’Hara
Michael Gregory O’Hara
Director

Date: June 30, 2026	/s/ Andrew Shannahan
Andrew Shannahan
Director

Date: June 30, 2026	/s/ Evangeline Vougessis
Evangeline Vougessis
Director